Registration No. 33-48081


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933




                       COMPETITIVE TECHNOLOGIES, INC.
          (Exact name of registrant as specified in its charter)


             Delaware                          36-2664428
(State or other Jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)


1465 Post Road East
P.O. Box 901, Westport, CT                                06881
(Address of Principal Executive Offices)                 (Zip Code)


                   WARRANTS ISSUED TO OUTSIDE DIRECTORS
                              AND CONSULTANT
                         (Full title of the plans)


                           FRANK R. McPIKE, JR.
                          Vice President, Finance
                      Competitive Technologies, Inc.
                    1465 Post Road East, P. O. Box 901
                            Westport, CT  06881
                  (Name and address of agent for service)

              Telephone number, including area code, of agent
                       for service:  (203) 255-6044

                                 Copy to:

                             Merrill A. Freed
                             D'Ancona & Pflaum
                          30 North LaSalle Street
                            Chicago, IL  60602
                        Telephone:  (312) 580-2004

                                  PART II


      Pursuant to the undertaking contained in this Registration
Statement, the Registrant hereby removes from registration hereunder all securities registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.

                                SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut on this 13th day of November, 1995.

                                  COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)



                                  By:    S/  Frank R. McPike, Jr.
                                        Frank R. McPike, Jr.
                                        Vice President, Finance